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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY


                                  $300,000,000

                         WESTPORT RESOURCES CORPORATION

                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2011


                               PURCHASE AGREEMENT

                                                               December 11, 2002



CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.,
  As Representatives of the Several Purchasers,
    c/o Credit Suisse First Boston Corporation,
            Eleven Madison Avenue,
               New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. Westport Resources Corporation, a Nevada corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S. $300,000,000 principal amount of its 8 1/4% Senior Subordinated Notes Due 2011 ("OFFERED SECURITIES") to be issued as additional securities under the indenture dated as of November 5, 2001, by and among the Company, the subsidiary guarantors from time to time parties thereto (the "SUBSIDIARY GUARANTORS") and The Bank of New York, as Trustee (the "TRUSTEE") ("the "ORIGINAL INDENTURE"), as supplemented by the First Supplemental Indenture thereto, dated as of December 31, 2001 (the "FIRST SUPPLEMENTAL INDENTURE") and the Second Supplemental Indenture thereto, dated as of December 17, 2002 (the "SECOND SUPPLEMENTAL INDENTURE"). The Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is referred to herein as the "INDENTURE". The Offered Securities will be guaranteed (the "SUBSIDIARY GUARANTIES") by the Subsidiary Guarantors. The United States Securities Act of 1933, as amended, is herein referred to as the "SECURITIES ACT."

         Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as defined below), for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances and upon the terms and subject to the conditions set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 8 1/4% Senior Subordinated Notes in a like aggregate principal amount as the Offered Securities, identical in all material respects to the Offered Securities and registered under the Securities Act (the "EXCHANGE SECURITIES"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Subsidiary Guaranties thereof and, if applicable, (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities and to use its reasonable best efforts to cause such Registration



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Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "SECURITIES".

         The Offered Securities are being issued and sold in connection with the consummation of the transactions contemplated by the purchase and sale agreement dated as of November 6, 2002, as amended (the "ASSET PURCHASE AGREEMENT"), between the Company and certain affiliates of El Paso Corporation (collectively, "EL PASO"), pursuant to which the Company has agreed, subject to certain conditions, to purchase (the "ACQUISITION") certain oil and natural gas properties and midstream gathering and compression assets located in Utah (the "EL PASO ASSETS"). In connection with the Acquisition, the Company will: (i) shortly before the consummation of the issue and sale of the Offered Securities, issue 10,000,000 shares of its common stock, par value $0.01 per share (the "COMMON STOCK"), in an offering pursuant to Rule 415 of the Securities Act (the "COMMON STOCK OFFERING") and (ii) concurrently with the consummation of the issue and sale of the Offered Securities, enter into a new senior secured credit facility with a maximum committed amount of $600,000,000 (the "SENIOR CREDIT FACILITY AGREEMENTS").

         The Company and the Subsidiary Guarantors hereby agree with the several Purchasers as follows:

         2. Representations and Warranties of the Company. The Company and the Subsidiary Guarantors represent and warrant to, and agree with, the several Purchasers that:

                  (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, (i) the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "COMMISSION") and (ii) all subsequent reports (items (i) and (ii) collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the



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         aggregate, have a material adverse effect on the business condition
         (financial or otherwise), properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (c) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation, limited partnership, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or similar ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary that is a corporation owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than those liens listed in Schedule B hereto.

                  (d) For purposes of this agreement, a "subsidiary" of the Company shall mean any corporation, partnership, limited liability company or other business entity in which the Company owns, directly or indirectly, 50% or more of the voting or economic equity interest. A list of all subsidiaries of the Company, indicating their respective jurisdictions of formation or organization, the Company's direct or indirect ownership therein and whether they are Subsidiary Guarantors is attached as Schedule C.

                  (e) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company and the Subsidiary Guarantors, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Indenture is duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT").

                  (g) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required under any of the "INCLUDED LAWS" (as defined in the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. delivered pursuant to Section 6(d) of this Agreement) for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company and the Subsidiary Guarantors, except such as have been obtained or made under



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         the Securities Act or the Trust Indenture Act and such as may be required under state securities laws and except for the orders of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

                  (i) The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof do not and will not, (i) result in a violation of any law, rule or regulation of any Included Law, (ii) result in a violation of any order, writ, judgment or decree known to the Company and applicable to the Company or any subsidiary of the Company or any of their properties, (iii) result in a violation of the Articles of Incorporation or by-laws or similar charter documents of the Company or of any subsidiary of the Company, or (iv) breach or result in a default or result in the acceleration of, or entitle any party to accelerate under any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except in the case of clauses (i), (ii) and (iv) for such breaches, violations or defaults under as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (j) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

                  (k) The execution, delivery and performance by the Company of the Asset Purchase Agreement, the Senior Credit Facility Agreements and the underwriting agreement for the Common Stock Offering (the "COMMON STOCK AGREEMENT") and the issuance and sale of the Common Stock and compliance with the terms and provisions thereof do not and will not,
         (i) result in a violation of any law, rule or regulation of any Included Law, (ii) result in a violation of any order, writ, judgment or decree known to the Company and applicable to the Company or any subsidiary of the Company or any of their properties, (iii) result in a violation of the Articles of Incorporation or by-laws or similar charter documents of the Company or of any subsidiary of the Company, or (iv) breach or result in a default or result in the acceleration of, or entitle any party to accelerate under any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except in the case of clauses (i), (ii) and (iv) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (l) The Asset Purchase Agreement, the Senior Credit Facility Agreements and the Common Stock Agreement have been duly authorized, executed and delivered by the Company. The Asset Purchase Agreement, the Senior Credit Facility Agreements and the Common Stock Agreement, assuming due execution and delivery by the other parties thereto, constitute valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of courts in granting equitable remedies and except that the enforceability of any rights to indemnity or contribution may be limited by federal or state securities laws or by public policy.

                  (m) The Company has delivered to CSFBC true and correct copies of the Asset Purchase Agreement in the form as originally executed, and there have been no amendments or waivers



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         thereto or in the exhibits or schedules thereto other than those as to which CSFBC shall have been advised.

                  (n) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and valid title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (o) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them in any material respect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (p) Except as disclosed in the Offering Document, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

                  (q) The Company and its subsidiaries own or possess licenses or other enforceable legal rights to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them in any material respect, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (r) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (s) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Subsidiary Guarantors to perform their respective obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which



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         are otherwise material in the context of the sale of the Offered
         Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

                  (t) The financial statements included in the Offering Document present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (u) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Neither the Company nor any Subsidiary Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
         Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and neither the Company nor any Subsidiary Guarantor is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document neither will be, an "investment company" as defined in the Investment Company Act.

                  (w) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (x) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, and the performance by the Purchasers of the agreements made herein, the offer and sale of the Offered Securities and the Subsidiary Guaranties and the initial resale of the Offered Securities by the Purchasers in the manner contemplated by this Agreement and the Offering Document will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder ("REGULATION S"); and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

                  (y) Neither the Company, nor any of its affiliates (as such term is defined in Rule 144 under the Securities Act, an "AFFILIATE"), nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general



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         solicitation or general advertising within the meaning of Rule 502(c)
         under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its Affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (z) On the Closing Date (as defined below), the Exchange Securities and the Subsidiary Guaranty set forth in the Indenture will have been duly authorized by the Company and the Subsidiary Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture
         (i) the Exchange Securities will be entitled to the benefits of the Indenture including the Subsidiary Guaranty set forth in the Indenture,
         (ii) the Exchange Securities will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, and (iii) the Subsidiary Guaranty set forth in the Indenture will be the valid and binding obligation of each Subsidiary Guarantor and in the case of clauses (ii) and (iii) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (aa) The Subsidiary Guaranty set forth in the Indenture has been duly authorized by each Subsidiary Guarantor; and, when issued, will have been duly executed and delivered by each such Subsidiary Guarantor and will conform to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Subsidiary Guaranty of each Subsidiary Guarantor set forth in the Indenture will constitute valid and legally binding obligations of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (bb) The Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and, on the Closing Date (as defined below), will have been duly executed and delivered by the Company and each of the Subsidiary Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date (as defined below), the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

                  (cc) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, except in the case of item (ii), where such default would not, individually or in the aggregate, have a Material Adverse Effect.



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                  (dd) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person granting such person the right to require the Company or such Subsidiary Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Subsidiary Guarantor or to require the Company or such Subsidiary Guarantor to include such securities with the Securities and Subsidiary Guaranties registered pursuant to any Registration Statement.

                  (ee) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  (ff) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Subsidiary Guarantor's retaining any rating assigned to the Company or any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor or (ii) has indicated to the Company or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor.

                  (gg) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Subsidiary Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (hh) The Offered Securities offered by the Company and sold by the Company in reliance on Regulation S have been offered and will be offered and sold only in offshore transactions.

                  (ii) The sale of the Offered Securities by the Company pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (jj) On the Closing Date (as defined below), the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (kk) The Company is subject to Section 13 or 15(d) of the Exchange Act.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 100.75% of the principal amount thereof plus accrued interest from November 1, 2002 to the Closing Date (as defined below), the respective amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of



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one or more permanent global securities in definitive form (the "GLOBAL
SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account specified by the Company at a bank designated by the Company and reasonably acceptable to CSFBC at the office of Cravath, Swaine & Moore at 10 A.M. (New York time), on December 17, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company mutually determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company and the Subsidiary Guarantors that it is an "accredited investor" within the meaning of Regulation D under the Securities Act and a "qualified institutional buyer" within the meaning of Rule 144A of the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its Affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Other than the term "Affiliate" terms used in this subsection (b) have the meanings given to them by Regulation S.

                  (c) Each Purchaser severally agrees that it and each of its Affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or Affiliates of the other Purchasers or with the prior written consent of the Company.

                  (d) Each Purchaser severally agrees that it and each of its Affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or any Guarantor; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

         5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

                  (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, or if is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or to effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

                  (d) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request, which such other information shall be kept confidential by the Purchasers to the extent so requested by the Company in writing at the time of delivery of such information.

                  (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) During the period of two years after the Closing Date, neither the Company nor any Subsidiary Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
         Section 8 of the Investment Company Act.

                  (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers.

                  (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its Affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its Affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its Affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein on the date hereof and on the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Subsidiary Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of KPMG LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                           (i) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited consolidated financial statements included in the Offering Document and in the Exchange Act Reports;

                           (ii) on the basis of the review referred to in clause
                  (i) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited consolidated financial
                           statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decreases in consolidated net current revenues or in the total or per-share amounts of income before extraordinary items or of net income, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                                    (C) for the period from the closing date of
                           the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, consolidated net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter;

                           (iii) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                           (iv) on the basis of a reading of the pro forma
                  consolidated financial statements, carrying out certain specified procedures, reading of minutes, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma consolidated financial statements, nothing came to their attention which caused them to believe that the pro forma consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilations of such statements or on the pro forma basis described in the notes thereto, except that the applicable accounting requirements of Rule 11-02 of Regulations S-X preclude the presentation of the pro forma adjustments related to the offering of the Securities and the application of the estimated net proceeds from the offering of the Securities.

                  (b) The Purchasers shall have received a letter, dated the date of this Agreement, from Lon McCain, the Chief Financial Officer of the Company, to the effect that:

                           (i) he and members of his staff are responsible for
                  the Company's financial and accounting matters and have examined the Company's financial records and schedules included in the Offering Document; and

                           (ii) on the basis of the review referred to in clause
                  (i) above, nothing came to his attention that caused him to believe that:

                                    (A) the consolidated balance sheets of the
                           Company and subsidiaries as of December 31, 2001 and 2000, and the consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001, and the related financial statement schedules all included or incorporated by reference in the Offering Document do not fairly present the financial position of the Company and subsidiaries at December 31, 2001, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2001 in conformity with generally accepted accounting principles; or

                                    (B) the interim historical data, the
                           unaudited consolidated statements of operations, stockholders' equity, and cash flows for the nine-month period ended September 30, 2001, and the unaudited consolidated balance sheet as of September 30, 2001, included or incorporated by reference in the Offering Document, are not in conformity with generally accepted accounting principles.

                           (iii) he has compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports with the results obtained from a reading of the general accounting records of the Company and its subsidiaries and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook;
         (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Purchasers including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or, New York authorities; (vi) any major disruption of settlements of securities or (vii) any attack on, outbreak or material escalation of hostilities or acts of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Purchasers shall have received an opinion, dated the Closing Date, of Akin, Gump Strauss, Hauer & Feld, L.L.P., counsel for the Company and the Subsidiary Guarantors, and from local counsel in Nevada, Colorado and Wyoming to the collective effect that:

                           (i) The Company is a validly existing corporation in
                  good standing under the laws of the State of Nevada and each Subsidiary Guarantor is a validly existing corporation, limited partnership, partnership or limited liability company in good standing under the laws of the state of its incorporation or organization, in each case with corporate, limited partnership, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Offering Document and the Exchange Act Reports, and each is duly qualified to do business as a foreign entity in good standing in the jurisdictions identified in a schedule to the opinion;

                           (ii) Except for those liens listed in Schedule B
                  hereto, all outstanding shares of capital stock or similar ownership interest of the Subsidiary Guarantors are owned of record by the Company either directly or through wholly-owned subsidiaries;

                           (iii) Each of this Agreement, the Registration Rights
                  Agreement and the Indenture has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor a party thereto; and each of the Registration Rights Agreement and the Indenture constitutes a valid and legally binding obligation of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iv) The Offered Securities have been duly
                  authorized, executed, issued and delivered and, assuming due authentication, in accordance with this Agreement constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Offered Securities are in the form contemplated by the Indenture and conform in all material respects to the description thereof in the Offering Document;

                           (v) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required under any of the Included Laws to be obtained or made by the Company or the Subsidiary Guarantors for the due execution and delivery of this Agreement, the Indenture or the Registration Rights Agreement and the performance of their respective obligations hereunder or thereunder in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained or made and such as may be required under state securities laws, the Securities Act, the Exchange Act, the Trust Indenture Act in connection with the issuance of the Exchange Securities or the various rules and regulations under each of the foregoing;

                           (vi) The execution, delivery and performance by the
                  Company and the Subsidiary Guarantors of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities to the Purchasers in the manner contemplated herein and compliance with the terms and provisions thereof did not and will not, (1) result in a violation of any law, rule or regulation of any Included Law, (2) result in a violation of any order, writ, judgment or decree known to such counsel and applicable to the Company or any subsidiary of the Company or any of their properties, (3) result in a violation of the Articles of Incorporation or by-laws or similar charter documents of the Company or of any Subsidiary Guarantor, or
                  (4) breach or result in a default under or result in the acceleration of or entitle any party to accelerate under any agreement or instrument filed as an exhibit to the Exchange Act Reports, except in the case of clauses (1), (2) and (4) for such violations, breaches, defaults and accelerations as would not, individually or in the aggregate, have a Material Adverse Effect;

                           (vii) The descriptions (A) in the Offering Document
                  under the captions "Notice to Investors", "Certain Relationships and Related Transactions", "Description of Certain Indebtedness", "Description of the Notes" and "Certain Material United States Federal Income Tax Consequences" and
                  (B) in the Exchange Act Reports of statutes, legal and governmental proceedings and contracts and other documents fairly present, in all material respects, the information required to be shown; it being understood that such counsel need express no opinion as to the reserve data, reserve reports, financial statements and related notes and schedules and other financial data contained in the Offering Document;

                           (viii) Assuming the accuracy of the representations
                  and warranties of the parties to this Agreement and the performance by such parties of their respective agreements made herein, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company and the Subsidiary Guarantors to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated hereby to register the Offered Securities and Subsidiary Guaranties under the Securities Act;

                           (ix) The Indenture is duly qualified under the Trust
                  Indenture Act;

                           (x) The Subsidiary Guaranty set forth in the
                  Indenture conforms in all material respects to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Subsidiary Guaranty of each Subsidiary Guarantor set forth in the Indenture will constitute valid and legally binding obligations of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (xi) The Exchange Securities have been duly
                  authorized by the Company; and if and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, (i) the Exchange Securities will be entitled to the benefits of the Indenture including the Subsidiary Guaranty set forth in the Indenture, (ii) the Exchange Securities will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, and (iii) the Subsidiary Guaranty set forth in the Indenture will be the valid and binding obligation of each Subsidiary Guarantor, and in the case of clauses (ii) and (iii) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (xii) Except as disclosed in the Offering Document,
                  none of the agreements filed as exhibits to the Exchange Act Reports include any contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person granting such person the right to require the Company or such Subsidiary Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Subsidiary Guarantor or to require the Company or such Subsidiary Guarantor to include such securities with the Securities and Subsidiary Guaranties registered pursuant to any Registration Statement;

                           In addition to the foregoing, such counsel shall also
                  provide a statement to the effect that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, the Purchasers and counsel for the Purchasers at which the contents of the Offering Document and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Document, and has not made any independent check or verification thereof (except as specifically set forth in Section 6, paragraph d, item (vii) above), based on such counsel's participation in such conferences and conversations, their review of such records and documents as described above, their understanding of the U.S. federal securities laws and their experience they have gained in their practice thereunder, they advise you that no information has come to their attention that causes them to believe that the Offering Document (except for reserve data, reserve reports, financial statements and related notes and schedules and other financial data included therein, as to which they express no view), as of the date thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           The opinion of Akin, Gump, Strauss, Hauer and Feld,
                  L.L.P. described in this Section 6(d) shall be rendered to the Purchasers at the request of the Company and shall so state therein. Such opinion may, solely as it relates to the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, be given directly from separate legal counsel reasonably acceptable to CSFBC and its legal counsel, provided that such opinions from separate legal counsel are in each case addressed directly to the Representatives on behalf of the Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and it subsidiaries and certificated of public officials, provided that copies of such certificates are provided by such counsel to the Representatives;

                           For the purposes of the forgoing opinions and
                  statements the phrases "known to such counsel," "to such counsel's knowledge" and words of similar meaning refer only to the actual knowledge of the current lawyers of Akin, Gump Strauss, Hauer & Feld, L.L.P. who have performed legal services on behalf of the Company and the Subsidiary Guarantors or the predecessors of such entities since October 26, 2000.

                  (e) The Purchasers shall have received an opinion, dated the Closing Date, of Howard L. Boigon, Vice President and General Counsel of the Company, to the effect that:

                           (i) All outstanding shares of capital stock or
                  similar ownership interest of each Subsidiary Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (ii) Neither the Company nor any of its subsidiaries
                  is in violation of its respective charter or by-laws or, to the knowledge of such counsel after due inquiry, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

                           (iii) Except as disclosed in the Offering Document,
                  there are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person granting such person the right to require the Company or such Subsidiary Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Subsidiary Guarantor or to require the Company or such Subsidiary Guarantor to include such securities with the Securities and Subsidiary Guaranties registered pursuant to any Registration Statement;

                           (iv) To such counsel's knowledge, after due inquiry,
                  there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel's knowledge, threatened or contemplated.

                           In addition to the foregoing, such counsel shall also
                  provide a statement to the effect that such counsel has no reason to believe that the Offering Document, or any amendment or supplement thereto, or any Exchange Act Report as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading, it being understood that such counsel need express no belief or opinion as to the reserve information, financial statements or other financial data contained in the Offering Document and the Exchange Act Reports.

                  (f) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (h) The Purchasers shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection
         (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                  (i) The Purchasers shall have received an executed copy of the Registration Rights Agreement.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7. Indemnification and Contribution. (a) Each of the Company and the Subsidiary Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, affiliates, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Offering Circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a offering circular relating to such Offered Securities was required to be delivered by such Purchaser under the Act in connection with such purchase and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document or any amendment or supplement thereto if the Company had previously furnished copies thereof to such Purchaser.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company and the Subsidiary Guarantors, their directors and officers and each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or the Subsidiary Guarantors may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each
Purchaser: the third and fourth sentences of the ninth paragraph and the tenth, eleventh and thirteenth paragraphs under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by CSFBC and any such separate firm for the Company, any Subsidiary Guarantor and any control persons of the Company and any Subsidiary Guarantor shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Company and the Subsidiary Guarantors under this Section shall be in addition to any liability which the Company or the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Subsidiary Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of
Section 6(c), the Company and the Subsidiary Guarantors, jointly and severally, will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company or the Subsidiary Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Westport Resources Corporation, 410 Seventeenth Street, Suite 2300, Denver, Colorado, 80202-4436 Attention Donald D. Wolf; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

         12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Each of the Company and the Subsidiary Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Subsidiary Guarantors and the several Purchasers in accordance with its terms.

                                    Very truly yours,

                                    WESTPORT RESOURCES CORPORATION

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer

                                    SUBSIDIARY GUARANTORS:

                                    WESTPORT OIL AND GAS COMPANY, L.P.

                                         by WHG, INC.,
                                         its general partner,
                                         a Delaware corporation

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer

                                    WHG, INC.

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer

                                    WHL, INC.

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer

                                    WESTPORT FINANCE CO.

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Treasurer

                                    WESTPORT ARGENTINA LLC

                                         by WESTPORT OIL AND GAS COMPANY, L.P.,
                                         its member,
                                         a Delaware limited partnership

                                              by WHG, INC.,
                                              its general partner,
                                              a Delaware corporation

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer

                                    WESTPORT CANADA LLC

                                         by WESTPORT OIL AND GAS COMPANY, L.P.,
                                         its member,
                                         a Delaware limited partnership

                                              by WHG, INC.,
                                              its general partner,
                                              a Delaware corporation

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer

                                    WESTPORT OVERRIDING ROYALTY LLC

                                         by WESTPORT OIL AND GAS COMPANY, L.P.,
                                         its manager,
                                         a Delaware limited partnership

                                              by WHG, INC.,
                                              its general partner,
                                              a Delaware corporation

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer

                                    JERRY CHAMBERS EXPLORATION COMPANY

                                         by WESTPORT OIL AND GAS COMPANY, L.P.,
                                         its general partner,
                                         a Delaware limited partnership

                                              by WHG, INC.,
                                              its general partner,
                                              a Delaware corporation

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer


                                    HORSE CREEK TRADING & COMPRESSION LLC

                                         by WESTPORT OIL AND GAS COMPANY, L.P.,
                                         its member,
                                         a Delaware limited partnership

                                              by WHG, INC.,
                                              its general partner,
                                              a Delaware corporation

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer


                                    WESTPORT FIELD SERVICES, LLC

                                         by WESTPORT RESOURCES CORPORATION,
                                         its manager,
                                         a Delaware corporation

                                    By: /s/ LON MCCAIN
                                       -----------------------------------------
                                    Name:    Lon McCain
                                    Title:   Vice President, Treasurer and Chief
                                             Financial Officer

The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.,
     Acting on behalf of themselves
     and as the Representatives of
     the several Purchasers

By CREDIT SUISSE FIRST BOSTON CORPORATION

         By /s/ TIMOTHY PERRY
           ---------------------------------------------
         Name:  Timothy Perry
         Title: Director

By J.P. MORGAN SECURITIES INC.

         By /s/ LAWRENCE LANDRY
           ---------------------------------------------
         Name:  Lawrence Landry
         Title: Managing Director

By LEHMAN BROTHERS INC.

         By: /s/ MICHAEL KONIGSBERG
            --------------------------------------------
         Name:  Michael Konigsberg
         Title: Director

                                   SCHEDULE A


                                               PRINCIPAL AMOUNT OF
               MANAGER                         OFFERED SECURITIES
               -------                         -------------------

Credit Suisse First Boston Corporation .....     $   88,500,000
J.P. Morgan Securities Inc. ................         88,500,000
Lehman Brothers Inc. .......................         88,500,000
Wachovia Securities, Inc. ..................         30,000,000
Fleet Securities, Inc. .....................          4,500,000
                                                 --------------

                           Total ...........     $  300,000,000
                                                 ==============

                                   SCHEDULE B


                      Liens Affecting the Capital Stock of
                           Subsidiaries of the Company


1. Liens on the capital stock of subsidiaries owned directly or indirectly by the Company and pledged pursuant to a pledge agreement in connection with the Revolving Credit Facility and Replacement Credit Facility (as defined in the Offering Circular).

2. Liens for taxes, assessments, fees and other governmental charges and claims that are not yet due or which are being contested in good faith in appropriate proceedings.

                                   SCHEDULE C


                   List of Jurisdictions in Which the Company
                         or any subsidiary is Qualified
                     to do Business as a Foreign Corporation

         1.       THE COMPANY.

                                            STATE OF
               COMPANY                    DOMESTICATION          FOREIGN QUALIFICATION

WESTPORT RESOURCES CORPORATION             Nevada                Texas, Louisiana, Colorado

         2.       THE SUBSIDIARIES.

                                            STATE OF
               COMPANY                    DOMESTICATION          FOREIGN QUALIFICATIONS                OWNERSHIP

WESTPORT OIL AND GAS COMPANY, L.P.*        Delaware              Arkansas, Colorado,     WHG, Inc. 99% GP
                                                                 Kansas, Louisiana,      WHL, Inc. 1%
                                                                 Michigan, Montana,
                                                                 Nebraska, New Mexico,
                                                                 North Dakota,
                                                                 Oklahoma, South
                                                                 Dakota, Texas, Utah,
                                                                 Wyoming
WESTPORT ARGENTINA LLC*                    Colorado              --                      Westport Oil and Gas Company, L.P., 100%
WESTPORT CANADA LLC*                       Delaware              --                      Westport Oil and Gas Company, L.P., 100%
WESTPORT OVERRIDING ROYALTY LLC*           Colorado              --                      Westport Oil and Gas Company, L.P., 100%
WESTPORT FINANCE CO.                       Wyoming               --                      Westport Resources Corporation, 100%
JERRY CHAMBERS EXPLORATION COMPANY*        Colorado              --                      Westport Oil and Gas Company, L.P., 99%
                                                                                         GP
                                                                                         Westport Canada LLC 1% GP
BELCO (CAYMAN ISLANDS) CORP.               Cayman Islands        --                      Westport Resources Corporation, 100%
HORSE CREEK TRADING & COMPRESSION LLC*     Colorado              North Dakota            Westport Oil and Gas Company, L.P., 100%
WESTPORT FIELD SERVICES, LLC*              Delaware              Utah                    Westport Resources Corporation, 100%
WHG, INC.*                                 Delaware              Colorado, North         Westport Resources Corporation, 100%
                                                                 Dakota, Texas, South
                                                                 Dakota
WHL, INC.*                                 Delaware              Colorado                Westport Resources Corporation, 100%


----------

* Subsidiary Guarantor